Exhibit 4.3

This Instrument Prepared By:

/s/ Jeffrey M. Taylor
Jeffrey M. Taylor
Delmarva Power & Light Company
Mail Stop 92DC42
500 North Wakefield Drive
Newark, DE 19702

DELMARVA POWER & LIGHT COMPANY

TO

THE BANK OF NEW YORK MELLON,

Trustee.

ONE HUNDRED AND FOURTEENTH SUPPLEMENTAL INDENTURE

Dated as of June 2, 2014

(but executed on the dates shown on the execution page)

This ONE HUNDRED AND FOURTEENTH SUPPLEMENTAL INDENTURE, dated as of the 2nd day of June, 2014 (but executed on the dates hereinafter shown), made and entered into by and between DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia, hereinafter called the “Company,” and THE BANK OF NEW YORK MELLON, a New York banking corporation, hereinafter called the “Trustee”;

WITNESSETH:

WHEREAS, the Company heretofore executed and delivered its Indenture of Mortgage and Deed of Trust (hereinafter in this One Hundred and Fourteenth Supplemental Indenture called the “Original Indenture”), dated as of October 1, 1943, to The New York Trust Company, a corporation of the State of New York, as Trustee, to which The Bank of New York Mellon is successor Trustee, to secure the First Mortgage Bonds of the Company, unlimited in aggregate principal amount and issuable in series, from time to time, in the manner and subject to the conditions set forth in the Original Indenture granted and conveyed unto the Trustee, upon the trusts, uses and purposes specifically therein set forth, certain real estate, franchises and other property therein described, including property acquired after the date thereof, except as therein otherwise provided; and

WHEREAS, the Original Indenture has been supplemented by one hundred and thirteen supplemental indentures specifically subjecting to the lien of the Original Indenture as though included in the granting clause thereof certain property in said supplemental indentures specifically described and amending and modifying the provisions of the Original Indenture (the Original Indenture, as amended, modified and supplemented by all of the indentures supplemental thereto, including this One Hundred and Fourteenth Supplemental Indenture, is hereinafter in this One Hundred and Fourteenth Supplemental Indenture called the “Indenture”); and

WHEREAS, the Original Indenture provides for the issuance of bonds thereunder in one or more series, the form of each series of bonds and of the coupons to be attached to any coupon bonds to be substantially in the forms set forth therein with such omissions, variations and insertions as are authorized or permitted by the Original Indenture and determined and specified by the Board of Directors of the Company; and

WHEREAS, the Company, by appropriate corporate action in conformity with the terms of the Original Indenture, created a series of bonds designated as First Mortgage Bonds, 3.50% Series due November 15, 2023 (hereinafter sometimes referred to as the “3.50% Series Bonds” or the “bonds of 3.50% Series”);

WHEREAS, the terms and provisions of the 3.50% Series Bonds, and the form thereof, were set forth in the One Hundred and Twelfth Supplemental Indenture, dated as of November 7, 2013, between the Company and the Trustee (hereinafter sometimes referred to as the “One Hundred and Twelfth Supplemental Indenture”), which One Hundred and Twelfth Supplemental Indenture also provided for the initial issuance of Three Hundred Million Dollars ($300,000,000) aggregate principal amount of 3.50% Series Bonds;

WHEREAS, pursuant to Article I, Section 3 of the One Hundred and Twelfth Supplemental Indenture, the principal amount of the 3.50% Series Bonds that may be authenticated and delivered under the Indenture is not limited, except as the Indenture limits the principal amount of bonds that may be issued thereunder;

WHEREAS, all acts and things prescribed by law and by the charter and bylaws of the Company necessary to make the 3.50% Series Bonds, when executed by the Company and authenticated by the Trustee, as in the Original Indenture provided, valid, binding and legal obligations of the Company, entitled in all respects to the security of the Original Indenture and indentures supplemental thereto, have been performed; and

WHEREAS, provision is made in Sections 5.11 and 17.01 of the Original Indenture for such further instruments and indentures, supplemental to the Original Indenture, as may be necessary or proper to carry out more effectually the purposes of the Original Indenture, and to subject to the lien of the Original Indenture any property acquired after the date of the Original Indenture and intended to be covered thereby, with the same force and effect as though included in the granting clause thereof, and to add such further covenants, restrictions or conditions for the protection of the mortgaged and pledged property and the holders of the bonds as the Board of Directors of the Company and the Trustee shall consider to be for the protection of the holders of the bonds,

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to set forth the terms and provisions of any series of bonds to be issued under the Original Indenture and to make such other provisions in regard of matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture and which shall not adversely affect the interests of the holders of the bonds issued thereunder; and the Company since the date of the Original Indenture has acquired additional property not heretofore specifically subjected to the lien of the Original Indenture; and it is desired to add certain further covenants, restrictions and conditions for the protection of the mortgaged and pledged property and the holders of the bonds, as provided in this One Hundred and Fourteenth Supplemental Indenture, which the Board of Directors of the Company and the Trustee consider to be for the protection of the holders of the bonds; and the Company desires to issue an additional Two Hundred Million Dollars ($200,000,000) in aggregate principal amount of the 3.50% Series Bonds; and the Company therefore deems it advisable to enter into this One Hundred and Fourteenth Supplemental Indenture in the form and terms hereof; and

WHEREAS, the execution and delivery of this One Hundred and Fourteenth Supplemental Indenture has been duly authorized by the Board of Directors of the Company, and all conditions and requirements necessary to make this One Hundred and Fourteenth Supplemental Indenture a valid, binding and legal instrument in accordance with its terms, for the purposes herein expressed, and the execution and delivery hereof, in the form and terms hereof, have been in all respects duly authorized;

NOW, THEREFORE, in order further to secure the payment of the principal and interest and premium, if any, of all bonds issued and to be issued under the Original Indenture and any indentures supplemental thereto, including this One Hundred and Fourteenth Supplemental Indenture, according to their tenor, purport and effect and the performance and observance of all the covenants and conditions in said bonds and the Original Indenture and any indentures supplemental thereto, including this One Hundred and Fourteenth Supplemental Indenture, contained and to subject to the lien of the Original Indenture, as so supplemented, with the same force and effect as though included in the granting clause thereof, and in consideration of the premises and of the sum of One Dollar ($1.00), lawful money of the United States of America, to the Company duly paid by the Trustee at or before the ensealing and delivery hereof, and other valuable consideration, the receipt whereof is hereby acknowledged, and intending to be legally bound hereby, the Company has executed and delivered this One Hundred and Fourteenth Supplemental Indenture, and has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and granted a security interest therein, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm, and grant a security interest therein, subject to the provisions of the Indenture, unto THE BANK OF NEW YORK MELLON, as trustee, and to its successors in trust and to its and their assigns forever, all the following described properties of the Company, and does hereby confirm that the Company will not cause or consent to a partition, either voluntary or through legal proceedings, of property, whether herein described or heretofore or hereafter acquired, in which its ownership shall be as tenants in common, except as permitted by, and in conformity with, the provision of the Original Indenture, as supplemented, and particularly of Article IX of the Original Indenture:

All property, real, personal and mixed, tangible and intangible, owned by the Company on the date of the execution hereof or which may be hereafter acquired by it (except such property as in the Original Indenture expressly excepted from the lien and operation of the Indenture).

The property covered by this One Hundred and Fourteenth Supplemental Indenture shall include particularly, among other property, without prejudice to the generality of the language hereinbefore or hereinafter contained, the following described property:

All the electric generating stations, station sites, stations, electric reserve generating stations, substations, substation sites, gas manufacturing plants, ice and cold storage plants, steam plants, hot water plants, hydro-electric stations, hydro-electric station sites, electric transmission lines, electric distribution systems, gas transportation mains, gas distribution systems, steam distribution systems, hot water distribution systems, regulator stations, regulator station sites, office buildings, storeroom buildings, warehouse buildings, boiler houses, plants, plant sites, service plants, coal storage yards, and poleyards now or hereafter owned by the Company, including all electric works, power houses, generators, turbines, boilers, engines, furnaces, retorts, dynamos, buildings, structures, transformers, meters, towers, poles, tower lines, cables, pole lines, tanks, storage

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holders, regulators, gas works, pipes, pipe lines, mains, pipe fittings, valves, drips, connections, tunnels, conduits, gates, motors, wires, switch racks, switches, brackets, insulators, and all equipment, improvements, machinery, appliances, devices, appurtenances, supplies and miscellaneous property for generating, producing, transforming, converting, storing and distributing electric energy, gas, ice, steam and hot water, and furnishing cold storage, now or hereafter owned by the Company, together with all furniture and fixtures located in the aforesaid buildings, and all land now or hereafter owned by the Company on which the same or any part thereof are situated, and all of the real estate, leases, leaseholds (except the last day of the term of each lease and leasehold), and lands now or hereafter owned by the Company, including land located on or adjacent to any river, stream or other water, together with all flowage rights, flooding rights, water rights, riparian rights, dams and dam sites and rights, flumes, canals, races, raceways, head works and diversion works, and all of the municipal and other franchises, licenses, consents, ordinances, permits, privileges, rights, servitudes, easements and rights-of-way and other rights in or relating to real estate or the occupancy of the same now or hereafter owned by the Company, and all of the other property, real, personal or mixed, now or hereafter owned by the Company, forming a part of any of the foregoing property or used or enjoyed or capable of being used or enjoyed in connection therewith or in any way appertaining thereto, whether developed or undeveloped, or partially developed, or whether now equipped and operating or not and wherever situated, and all of the Company’s presently held or hereafter acquired right, title and interest in and to the land on which the same or any part thereof are situated or adjacent thereto, and all rights for or relating to the construction, maintenance or operation of any of the foregoing property through, over, under or upon any public streets or highways or other lands, public or private, and (except as hereinafter expressly excepted) all the right, title and interest of the Company presently held or hereafter acquired in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described, and, as to all of the foregoing, whether now owned by the Company or hereafter acquired by the Company.

Together with all and singular the tenements, hereditaments and appurtenances belonging or in any way appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 9.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

IT IS HEREBY AGREED by the Company that all property, rights and franchises acquired by the Company after the date hereof (except any in the Original Indenture expressly excepted) shall (subject to the provisions of Section 9.01 of the Original Indenture and to the extent permitted by law) be as fully embraced within the lien of the Original Indenture and any indentures supplemental thereto, including this One Hundred and Fourteenth Supplemental Indenture, as if such property, rights and franchises were at the time of the execution of the Original Indenture owned by the Company and/or specifically described therein and conveyed thereby and as if such property, rights and franchises were now owned by the Company and/or specifically described herein and conveyed hereby;

Provided that, in addition to the reservations and exceptions herein and elsewhere contained, the following are not and are not intended to be granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of the Original Indenture and any indentures supplemental thereto, including this One Hundred and Fourteenth Supplemental Indenture, viz.: (1) cash and shares of stock and certificates or evidence of interest therein and obligations (including bonds, notes and other securities) not in or pursuant to the Original Indenture or any indenture supplemental thereto, including this One Hundred and Fourteenth Supplemental Indenture, specifically pledged or deposited or delivered or therein covenanted so to be; (2) any goods, wares, merchandise, equipment, materials or supplies held or acquired for the purpose of sale or resale in the usual course of business or for consumption in the operation of any properties of the Company; and (3) all judgments, contracts, accounts and choses in action, the proceeds of which the Company is not obligated as in the Original Indenture provided to deposit with the Trustee hereunder; provided, however, that the property and rights expressly excepted from the lien and operation of the Original Indenture and any indentures supplemental thereto, including this One Hundred and Fourteenth Supplemental Indenture, in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted, in the event that the Trustee or a receiver or

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trustee shall take possession of the mortgaged and pledged property in the manner provided in Article X of the Original Indenture, by reason of the occurrence of a completed default, as defined in said Article X of the Original Indenture.

TO HAVE AND TO HOLD all such properties, real, personal, or mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors in the trusts created in the Indenture and its and their assigns forever;

SUBJECT, HOWEVER, to any reservations, exceptions, conditions, limitations and restrictions contained in the several deeds, servitudes, franchises and contracts or other instruments through which the Company acquired, and/or claims title to and/or enjoys the use of the aforesaid properties; and subject also to encumbrances of the character defined in the Original Indenture as “excepted encumbrances” in so far as the same may attach to any of the property embraced herein;

IN TRUST NEVERTHELESS upon the terms, trusts, uses and purposes specifically set forth in the Indenture; this One Hundred and Fourteenth Supplemental Indenture being made for the purpose, inter alia, of subjecting the real estate and premises and other property above described to the lien and operation of the Indenture, so that the same shall be held specifically by the Trustee under and subject to the terms and conditions of the Original Indenture in identically the same manner and for the same trusts, uses and purposes, as though the said real estate and premises and other property had been specifically described in the Original Indenture.

AND IT IS HEREBY FURTHER COVENANTED AND AGREED and the Company and the Trustee have mutually agreed, in consideration of the premises, as follows:

ARTICLE I.

ADDITIONAL ISSUANCE

OF 3.50% SERIES BONDS

SECTION 1. Bonds of 3.50% Series for the aggregate principal amount of Two Hundred Million Dollars ($200,000,000), shall forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered, after the recording hereof, in accordance with the request of the Company, signed in the name of the Company by its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers, upon compliance by the Company with the applicable provisions of Articles III and IV of the Indenture. Said bonds shall be issued as an additional amount of the bonds of 3.50% Series. Upon the issuance of said bonds of 3.50% Series, the total outstanding aggregate principal amount of bonds of 3.50% Series shall be Five Hundred Million Dollars ($500,000,000).

ARTICLE II.

MISCELLANEOUS

SECTION 1. As supplemented and amended by this One Hundred and Fourteenth Supplemental Indenture, the Original Indenture and all indentures supplemental thereto are in all respects ratified and confirmed and the Original Indenture and the aforesaid supplemental indentures and this One Hundred and Fourteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 2. This One Hundred and Fourteenth Supplemental Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

SECTION 3. The recitals of fact contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

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SECTION 4. The debtor and its mailing address are Delmarva Power & Light Company, Mailstop 92DC42, 500 North Wakefield Drive, Newark, Delaware 19702. The secured party and its address, from which information concerning the security interest hereunder may be obtained, are The Bank of New York Mellon, Global Corporate Trust, 525 William Penn Place, 38th Floor, Pittsburgh, Pennsylvania 15259, Attn: Ms. Leslie Lockhart, Corporate Trust Officer.

SECTION 5. The Company acknowledges that it received a true and correct copy of this One Hundred and Fourteenth Supplemental Indenture.

(SIGNATURE PAGES FOLLOW)

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IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name and behalf by its President, and its corporate seal to be hereunto affixed and attested by its Secretary and the Trustee has caused this instrument to be signed in its name and behalf by a Vice President and its corporate seal to be hereunto affixed and attested by an authorized officer, effective as of the 2nd day of June, 2014.

DELMARVA POWER & LIGHT COMPANY

Date of Execution	By:	/s/ David M. Velazquez
David M. Velazquez,
PRESIDENT AND
CHIEF EXECUTIVE OFFICER

June 2, 2014

[Seal]

Attest:	/s/ Jane K. Storero
JANE K. STORERO,
SECRETARY

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THE BANK OF NEW YORK MELLON,

as Trustee

Date of Execution	By:	/s/ Laurence J. O’Brien
Laurence J. O’Brien,
June 2, 2014		VICE PRESIDENT

[Seal]

Attest:	/s/ Timothy W. Casey
TIMOTHY W. CASEY,
VICE PRESIDENT

Trustee’s Signature Page

114TH Supplemental Indenture dated as of June 2, 2014
to the Delmarva Power & Light Company Mortgage and Deed of Trust
dated as of October 1, 1943

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DISTRICT OF COLUMBIA: SS.

BE IT REMEMBERED that on this 2nd day of June, 2014, personally came before me, a notary public for the District of Columbia, David M. Velazquez, President and Chief Executive Officer of DELMARVA POWER & LIGHT COMPANY, a corporation of the State of Delaware and the Commonwealth of Virginia (the “Company”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be his own act and deed and the act and deed of the Company; that his signature is in his own proper handwriting; that the seal affixed is the common or corporate seal of the Company; and that his act of signing, sealing, executing and delivering such instrument was duly authorized by resolution of the Board of Directors of the Company.

GIVEN under my hand and official seal the day and year aforesaid.

/s/ Linda J. Epperly
Notary Public, District of Columbia
My commission expires January 1, 2015

Certification

This document was prepared under the supervision of an attorney admitted to practice before the Court of Appeals of Maryland, or by or on behalf of one of the parties named in the within instrument.

/s/ Jeffrey M. Taylor
Jeffrey M. Taylor, Esq.

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DISTRICT OF COLUMBIA: SS.

BE IT REMEMBERED that on this 2nd day of June, 2014, personally came before me, a notary public for the District of Columbia, Laurence J. O’Brien, Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation (the “Trustee”), party to the foregoing instrument, known to me personally to be such, and acknowledged the instrument to be his own act and deed and the act and deed of the Trustee; that his signature is his own proper handwriting; that the seal affixed is the common or corporate seal of the Trustee; and that his act of signing, sealing, executing and delivering said instrument was duly authorized by resolution of the Board of Directors of the Trustee.

GIVEN under my hand and official seal the day and year aforesaid.

/s/ Linda J. Epperly
Notary Public, District of Columbia
My commission expires January 1, 2015

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CERTIFICATE OF RESIDENCE

THE BANK OF NEW YORK MELLON, successor Trustee to the Trustee within named, hereby certifies that it has a residence at 101 Barclay Street, in the Borough of Manhattan, in The City of New York, in the State of New York.

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Laurence J. O’Brien
Laurence J. O’Brien, Vice President

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